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[LOGO OF PRICEWATERHOUSECOOPERS LLP APPEARS HERE]

                                                                   EXHIBIT  23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Mrs. Fields' Holding Company, Inc. of our report dated August 24, 1998 relating to the financial statements of Cookies USA, Inc., which appears in such Amendment No. 1 of Form S-4 filing. We also consent to the references to us under the heading "Experts" in such Prospectus.


/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia
February 1, 1999